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                                                                    Exhibit 23.2


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-10225) pertaining to the Savings and Security Plan of the Lockport and Waterbury Facilities of Allegheny Ludlum Corporation, Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan, 401(k) Savings Account Plan for Employees of the Washington Plate Plant, Allegheny Technologies Retirement Savings Plan (formerly the Allegheny Ludlum Retirement Savings Plan) and in the Registration Statement (Form S-8 No. 333-10227 pertaining to The 401(k) Plan (formerly the Teledyne 401(k) Plan) of our reports dated June 1, 2001 with respect to the financial statements and supplemental schedules of the Savings and Security Plan of the Lockport and Waterbury Facilities of Allegheny Ludlum Corporation, Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan, 401(k) Savings Account Plan for Employees of the Washington Plate Plant, Allegheny Technologies Retirement Savings Plan (formerly the Allegheny Ludlum Retirement Savings Plan) and The 401(k) Plan (formerly the Teledyne 401(k) Plan) and in the Registration Statement (Form S-8 No. 333-48649) pertaining to Oregon Metallurgical Corporation Savings Plan of our report dated May 24, 2001 with respect to the financial statements and supplemental schedules of Oregon Metallurgical Corporation Savings Plan, all of which are included in the Annual Report on Form 10K/A (Amendment No. 1) for the year ended December 31, 2000.

                                          /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
June 29, 2001